Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated August 3, 2007, on our audit of the financial statements of Sun River Energy, Inc. as of April 30, 2007, which report is included in the Annual Report on Form 10-KSB for the year ended April 30, 2007.


Date:  September 5, 2007


/s/Jaspers + Hall, P.C.
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Jaspers  +  Hall, P.C.